UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

March 9, 2015

Date of Report (Date of earliest event reported)

Lincoln National Corporation

(Exact name of registrant as specified in its charter)

Indiana	1-6028	35-1140070
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 N. Radnor Chester Road, Radnor, PA 19087

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (484) 583-1400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On March 9, 2015, Lincoln National Corporation (the “Company”) completed the issuance and sale of $300,000,000 aggregate principal amount of its 3.350% Senior Notes due 2025 (the “Notes”) at a price to the public of 99.840% (the “Notes Offering”). The Notes Offering was completed pursuant to the Prospectus, filed as a part of the Company’s Registration Statement on Form S-3 with the SEC, dated December 19, 2014 (the “Form S-3”), as supplemented by a prospectus supplement in preliminary form dated March 4, 2015 and in final form dated March 4, 2015 and a free writing prospectus dated March 4, 2015. In connection with the Notes Offering, the Company entered into an Underwriting Agreement, dated March 4, 2015, with Barclays Capital Inc. and Deutsche Bank Securities Inc. (the “Underwriting Agreement”). The Notes were sold to the underwriters with underwriting discounts and commissions of 0.65%. The Notes were issued under the Senior Indenture, dated as of March 10, 2009, between the Company and The Bank of New York Mellon, as trustee (the “Senior Indenture”).

The Notes are the Company’s senior unsecured debt obligations and rank equally with all of the Company’s other present and future unsecured unsubordinated obligations. The Notes bear interest at a per-annum rate of 3.350%. The Company will make interest payments on the Notes semi-annually in arrears on March 9 and September 9 of each year, beginning on September 9, 2015. Interest on the Notes will be computed on the basis of a 360-day year comprised of twelve 30-day months.

The Notes will mature on March 9, 2025. However, the Notes are redeemable, in whole or in part, at the Company’s option, at any time or from time to time, by paying the greater of (i) 100% of the principal amount of the Notes to be redeemed and (ii) the make-whole amount, plus, in each case, accrued and unpaid interest to the date of redemption. “Make-whole amount” means the sum of the present values of the remaining scheduled payments on the Notes to be redeemed, discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months), at a rate equal to the sum of the applicable treasury rate plus 20 basis points. “Remaining scheduled payments” means the remaining scheduled payments of principal and interest on the Notes that would be due after the related redemption date but for that redemption. If that redemption date is not an interest payment date with respect to the Notes called for redemption, the amount of the next succeeding scheduled interest payment on such Notes will be reduced by the amount of interest accrued to such redemption date.

The Senior Indenture contains customary events of default. If an event of default under the Senior Indenture exists, the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding Notes may declare the principal amount of all of the Notes, together with accrued interest, if any, to be immediately due and payable.

From time to time, in the ordinary course of their business, certain of the underwriters and their affiliates have provided, and may in the future provide, various financial advisory, investment banking, commercial banking or investment management services to us and our affiliates, for which they have received and may continue to receive customary fees and commissions. In particular, affiliates of both Barclays Capital Inc. and Deutsche Bank Securities Inc. act as lenders under our $2.5 billion credit facility, and an affiliate of Deutsche Bank Securities Inc. acts as issuing and paying agent for our commercial paper program. As part of our ordinary course of business, we enter into bilateral open derivative transactions with certain of the underwriters. In addition, the underwriters and their affiliates may, from time to time, engage in transactions with or perform services for us in the ordinary course of business, including acting as distributors of various life, annuity, defined contribution and investment products of our subsidiaries. From time to time, certain of the underwriters and their affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in our debt or equity securities or loans, and may do so in the future.

The foregoing summary of the terms of the Underwriting Agreement and the Notes does not purport to be complete and is subject to, and qualified in its entirety by, the full text of (i) the Underwriting Agreement, attached hereto as Exhibit 1.1; (ii) the Senior Indenture, incorporated by reference in Exhibit 4.1 to the Form S-3; and (iii) the form of the Notes, attached hereto as Exhibit 4.1, which are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

1.1	Underwriting Agreement, dated March 4, 2015, between Lincoln National Corporation, on the one hand, and Barclays Capital Inc. and Deutsche Bank Securities Inc., on the other hand.

4.1	Form of 3.350% Senior Notes due 2025.

5.1	Opinion of Marcie J. Weber, Vice President and Senior Counsel of Lincoln National Corporation.

5.2	Opinion of Wachtell, Lipton, Rosen & Katz.

23.1	Consent of Marcie J. Weber, Vice President and Senior Counsel of Lincoln National Corporation (included in Exhibit 5.1 of this Current Report on Form 8-K).

23.2	Consent of Wachtell, Lipton, Rosen & Katz (included in Exhibit 5.2 of this Current Report on Form 8-K).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LINCOLN NATIONAL CORPORATION

By:	/s/ Randal J. Freitag
	Name:	Randal J. Freitag
	Title:	Executive Vice President and Chief Financial Officer

Date: March 9, 2015

INDEX TO EXHIBITS

Exhibit Number	Description

1.1	Underwriting Agreement, dated March 4, 2015, between Lincoln National Corporation, on the one hand, and Barclays Capital Inc. and Deutsche Bank Securities Inc., on the other hand.

4.1	Form of 3.350% Senior Notes due 2025.

5.1	Opinion of Marcie J. Weber, Vice President and Senior Counsel of Lincoln National Corporation.

5.2	Opinion of Wachtell, Lipton, Rosen & Katz.

23.1	Consent of Marcie J. Weber, Vice President and Senior Counsel of Lincoln National Corporation (included in Exhibit 5.1 of this Current Report on Form 8-K).

23.2	Consent of Wachtell, Lipton, Rosen & Katz (included in Exhibit 5.2 of this Current Report on Form 8-K).